EXHIBIT 23.7

                  CONSENT OF MCCAULEY, NICOLAS & COMPANY, LLC

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

By: /s/ RONALD F. BARNES
Name: Ronald F. Barnes, CPA, PFS
Title: Member

Jeffersonvile, Indiana
August 8, 1996